SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                              (Amendment No. __)
Filed by the Registrant    /X/
File by a Party other than the Registrant / /

Check the appropriate box:
/  /     Preliminary Proxy Statement
/  /     Confidential, for Use of the Commission
         Only (as permitted by Rule 14a-6(e)(2))
/X /     Definitive Proxy Statement
/  /     Definitive Additional Materials
/  /     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
         240.14a-12

                            The Austria Fund, Inc.
- -------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)
- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/  /     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
/  /     $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
/  /     Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

         (1)  Title of each class of securities to which transaction applies:
- -------------------------------------------------------------------------------
         (2)  Aggregate number of securities to which transaction applies:
- -------------------------------------------------------------------------------
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
- -------------------------------------------------------------------------------
         (4)  Proposed maximum aggregate value of transaction:
- -------------------------------------------------------------------------------
         (5)  Total fee paid:
- -------------------------------------------------------------------------------
/ X /    Fee paid previously with preliminary materials.
/   /    Check box if any part of the fee is offset as provided by Exchange Act
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         was paid previously.  Identify the previous filing by registration
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         (1)  Amount Previously Paid:
         (2)  Form, Schedule or Registration Statement No.:
         (3)  Filing Party:
         (4)  Dated Filed:

LOGO
                                                 THE AUSTRIA FUND, INC.

1345 Avenue of the Americas, New York, New York 10105
Toll Free (800) 221-5672

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 8, 1995

To the Stockholders of The Austria Fund, Inc.:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of The Austria Fund, Inc. (the "Fund") will be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York, on Wednesday, March 8, 1995 at 11:00 a.m., for the following purposes, all of which are more fully described in the accompanying Proxy Statement dated February 3, 1995:

    1. To elect four Directors of the Fund, each to hold office for a term of three years, and until his or her successor is duly elected and qualified;

    2. To ratify the selection of Price Waterhouse LLP as independent accountants of the Fund for its fiscal year ending August 31, 1995;

    3. To approve a new sub-advisory agreement (the "New Sub-Advisory Agreement") between the Fund and BAI Fondsberatung Ges. m.b.H ("BAI Fund Adviser"), the successor of GiroCredit Research Anlageberatung und Kapitalmarktforschung Ges. m.b.H. ("GiroCredit Research") which presently provides sub-advisory services to the Fund, containing the same terms and conditions as the Fund's sub-advisory agreement with GiroCredit Research (the "GiroCredit Sub-Advisory Agreement") except for the dates of execution, effectiveness and termination, the pro-rating of fees paid for services provided for less than one month and the entity serving as sub-adviser; and

    4.  To transact such other business as may properly come before the Meeting.

    Your consideration of the New Sub-Advisory Agreement is necessitated by the occurrence of certain events in April 1994 in connection with the reorganization of the parent of GiroCredit Research, GiroCredit Bank Aktiengesellschaft der Sparkassen ("GiroCredit Bank"). Under the terms of the GiroCredit Sub-Advisory Agreement, and as required by the Investment Company Act of 1940, as amended, the GiroCredit Sub-Advisory Agreement contained a provision for its automatic termination upon its assignment. As more fully discussed in the accompanying Proxy Statement, the consummation of certain aspects of the acquisition of a controlling interest in GiroCredit Bank by Anteilsverwaltung Zentralsparkasse, the holding company of Bank Austria AG, was considered to be an assignment of the GiroCredit Sub-Advisory Agreement, thereby causing its termination. In order for the Fund to continue to receive sub-advisory services it is necessary that the New Sub-Advisory Agreement be approved by the stockholders of the Fund.

    The Board of Directors has fixed the close of business on December 19, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting or any adjournment thereof. The enclosed proxy is being solicited on behalf of the Board of Directors.

                             By order of the Board of Directors,

                             EDMUND P. BERGAN, JR.
                                  Secretary

New York, New York
February 3, 1995

________________________________________________________________________________

                            YOUR VOTE IS IMPORTANT
________________________________________________________________________________

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, SIGN AND DATE IT, AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN ORDER TO SAVE THE FUND ANY ADDITIONAL EXPENSE OF FURTHER SOLICITATION, PLEASE MAIL YOUR PROXY PROMPTLY.

________________________________________________________________________________

 This registered service mark used under license from the owner, Alliance Capital Management L.P.

                                PROXY STATEMENT

                            THE AUSTRIA FUND, INC.


                          1345 AVENUE OF THE AMERICAS
                           NEW YORK, NEW YORK 10105





                        ANNUAL MEETING OF STOCKHOLDERS

                                 MARCH 8, 1995





                                 INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of The Austria Fund, Inc., a Maryland corporation (the "Fund"), to be voted at the Annual Meeting of Stockholders of the Fund (the "Meeting"), to be held at the offices of the Fund, 1345 Avenue of the Americas, 33rd Floor, New York, New York, on Wednesday,
March 8, 1995 at 11:00 a.m. This annual meeting relates to the Fund's fiscal year ended August 31, 1994. Such solicitation will be by mail and the cost will be borne by the Fund. The Notice of Meeting, Proxy Statement and Proxy are being mailed to stockholders on or about February 3, 1995.

    The Board of Directors has fixed the close of business on December 19, 1994 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting and at any adjournment thereof. The outstanding voting shares of the Fund as of December 19, 1994 consisted of 11,703,031 shares of common stock, each share being entitled to one vote. All properly executed proxies received prior to the Meeting will be voted at the Meeting in accordance with the instructions marked thereon or otherwise provided therein.
Accordingly, unless instructions to the contrary are marked, proxies will be voted (i) for the election of four Directors, (ii) for the ratification of the selection of Price Waterhouse LLP as the Fund's independent accountants for its fiscal year ending August 31, 1995 and (iii) for the approval of a new sub-advisory agreement (the "New Sub-Advisory Agreement") between the Fund and BAI Fondsberatung Ges. m.b.H. ("BAI Fund Adviser"), the successor of GiroCredit Research Anlageberatung und Kapitalmarktforschung Ges. m.b.H. ("GiroCredit Research") which presently provides sub-advisory services to the Fund. Any stockholder may revoke his proxy at any time prior to exercise thereof by giving written notice to the Secretary of the Fund at the Fund's offices at 1345 Avenue of the Americas, New York, New York 10105, by signing another proxy of a later date or by personally voting at the Meeting.

    A quorum for the Meeting will consist of a majority of the shares outstanding and entitled to vote. In the event that such quorum is not represented at the Meeting or, even if a quorum is so represented, in the event that sufficient votes in favor of any of the proposals set forth in the Notice of Meeting are not received by March 8, 1995, the persons named as proxies may propose and vote for one or more adjournments of the Meeting with no other notice than announcement at the Meeting, and further solicitation of proxies with respect to such proposals may be made. Shares represented by proxies indicating a vote against any such proposals will be voted against such adjournment.


                                 PROPOSAL ONE

                             ELECTION OF DIRECTORS

    At the Meeting, four Directors will be elected, each to serve for a term of three years and until their successors are elected and qualified. The affirmative vote of a plurality of the votes cast at the Meeting is required to elect a Director. It is the intention of the persons named in the enclosed proxy to nominate and vote in favor of the election of the persons listed below.

    Pursuant to the Articles of Incorporation and Bylaws of the Fund, the Board of Directors has been divided into three classes. The term of office of the first class will expire as of the Meeting (Class One), the term of office of the second class will expire as of the annual meeting of stockholders to be held in 1995 which relates to the fiscal year ending August 31, 1995 (Class Two), and the term of office of the third class will expire as of the annual meeting of stockholders to be held in 1996 (Class Three). Upon expiration of the term of office of each class as set forth above, those persons then elected as Directors in that class will serve until the third annual meeting of stockholders following their election. Messrs. William H.M. de Gelsey and Peter Nowak, Dipl. Ing. Hellmut Longin and Dr. Josef Vlcek are currently members of Class One;
Mr. Dave H. Williams, Dipl. Ing. Peter Mitterbauer, Mag. Reinhard Ortner,
Dr. Walter Wolfsberger and Ms. Inmaculada de Habsburgo-Lorena are currently members of Class Two; and Mr. John D. Carifa, H.R.H. Pilar de Borbon y Borbon, Duchess of Badajoz, Dr. Hans Haumer and Ms. Reba W. Williams are currently members of Class Three.

    As a result of this system, only those Directors in a single class may be changed in any one year, and it would require two years to change a majority of the Board of Directors (although under Maryland law, procedures are available for the removal of Directors even if they are not then standing for re-election and, under Securities and Exchange Commission regulations, procedures are available for including appropriate stockholder proposals in management's annual proxy statement). This system of electing Directors, which may be regarded as an "anti-takeover" provision, may make it more difficult for the Fund's stockholders to change the majority of Directors and, thus have the effect of maintaining the continuity of management.

    Each nominee has consented to serve as a Director. The Board of Directors knows of no reason why any of these nominees will be unable to serve, but in the event of such inability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend. Certain of the Fund's Directors and officers are residents of Austria, Spain or the United Kingdom and substantially all of the assets of such persons may be located outside of the United States. As a result, it may be difficult for United States investors to effect service upon such Directors or officers within the United States, or to realize judgments of courts of the United States predicated upon civil liabilities of such Directors or officers under the federal securities laws of the United States. The Fund has been advised that there is substantial doubt as to the enforceability in Austria, Spain or the United Kingdom of the civil remedies and criminal penalties afforded by the federal securities laws of the United States. It is also unclear if extradition treaties now in effect between the United States and Austria, Spain or the United Kingdom would subject such Directors and officers to effective enforcement of the criminal penalties of the federal securities laws.

    Certain information concerning the Fund's Directors and nominees for election as Directors is set forth below.

    Messrs. Williams and Carifa, Princess Borbon and Mses. de Habsburgo-Lorena and Williams are each a director or trustee of one or more other investment companies sponsored by Alliance Capital Management L.P. ("Alliance Capital"), the Fund's investment adviser, whose principal offices are located at 1345 Avenue of the Americas, New York, New York 10105.

                                                             Number of shares
   Name, age, positions and offices                            beneficially
       with the Fund, principal      Year first  Year term   owned directly or
     occupations during the past      became a  as Director  indirectly as of
  five years and other Directorships  Director  will expire  December 19, 1994
  ----------------------------------  --------  -----------  -----------------
*Dave H. Williams, Chairman, 62.        1989       1995+++       18,000
Chairman of the Board of Alliance                (Class Two)
Capital Management Corporation
("ACMC")**, since prior to 1989;
Director of The Equitable Companies
Incorporated ("Equitable")

*John D. Carifa, Director, 49.          1991        1996           -0-
President, Chief Operating Officer,             (Class Three)
and a Director of ACMC; the Chief
Financial Officer thereof prior to
1994; Executive Vice President and
the Chief Administrative Officer
thereof prior to 1993

***++H.R.H. Pilar de Borbon y           1991        1996           -0-
Borbon, Duchess of Badajoz,                     (Class Three)
Director, 58.  Director of Cartier

France and member of the Advisory
Board of Sotheby's Holdings Inc.;
Member of the Board of Plus Ultra
Insurance Company; Chairman of the
International Equestrian
Federation; Member of the Spanish
Olympic Committee

***++William H.M. de Gelsey,            1991        1997+          -0-
Director, 72.  Senior Advisor to                 (Class One)
the Managing Board of
Creditanstalt-Bankverein, Vienna
since 1988; prior thereto, Deputy
Chairman of Orion Royal Bank,
London, England

***++Inmaculada de Habsburgo-           1989       1995+++         -0-
Lorena, Director, 49.  Director of               (Class Two)
The Spanish Institute

Dr. Hans Haumer, Director, 54.          1989        1996           -0-
Chairman of the Managing Board of               (Class Three)
Bank Liechtenstein and Director BIL
GT Group; former Chairman of the
Managing Board of GiroCredit Bank
Aktiengesellschaft der Sparkassen;
formerly Chairman of Die Erste
Osterreichische SparCasse-Bank

*++***Dipl. Ing. Hellmut Longin,        1989        1997+          -0-
Director, 60.  Chairman of the                   (Class One)
Management Board and Chief
Executive Officer of Radex-
Heraklith Industriebeteiligungs
A.G.; Chairman of the Supervisory
Board of all subsidiaries of Radex-
Heraklith A.G. (mining industries);
Member of the Supervisory Board of
Interunfall Versicherungs A.G.
(insurance); Member of the
Supervisory Boards of Maculan
Holding A.G. (building industry),
Zumtobel A.G. and Zumtobel Holding
A.G.; Member of Supervisory Board
of BA-GC Investment Bank Austria
AG; Member of Supervisory Board of
Umdasch AG (supplier to building
industry)

***++Dipl. Ing. Peter Mitterbauer,      1989       1995+++         -0-
Director, 52.  Chairman of the                   (Class Two)

Executive Board of Miba A.G.
(diversified engineering company);
Chairman of the Supervisory Boards
of Miba Gleitlager A.G., Miba
Sintermetall A.G., Miba Frictec
Ges. m.b.H. and Alcatel Austria
A.G.; President of the Upper
Austrian Association of
Industrialists; Vice President of
Upper Austrian Chamber of Industry
and Commerce; and Member of the
Supervisory Boards of Strabag
Osterreich A.G., Creditanstalt-
Bankverein, Gmundener Zementwerke
A.G., Teufelberger Holding A.G.,
Bank fur Oberosterreich and
Salzburg and SCA Laakitchen AG.

*Peter Nowak, Director, 49.             1990        1997+          -0-
Chairman of BA-GC Investment Bank                (Class One)
Austria AG; Member of the
Supervisory Boards of Heraklith
Baustoffe A.G., Darbo Beteiligungs-
A.G., Rath Beteilgungs A.G. and
Sparinvest Kapitalanlage
Aktiengesellschaft

*++***Mag. Reinhard Ortner,             1992       1995+++         -0-
Director, 45.  Member of Management              (Class Two)
Board of First Austrian Bank;
Member of Supervisory Boards of
GiroCredit Bank AG der Sparkassen,
Sparkassenverlag Ges. m.b.H.
(trading), SPV-Druck Gesellschaft
m.b.H. (printing) and Generali
Allgemeine Lebensversicherung AG;
Director of First Austrian
International

***++Dr. Josef Vlcek, Director, 63.     1990        1997+          -0-
Consultant of Universale-Bau A.G.                (Class One)
(construction); Member of Advisory
Board of Scania Osterreich Ges.
m.b.H.; Member of Supervisory Board
of Osterreichische Realitaten A.G.
(real estate), Montana A.G.
(industry and banking),
Jungbunzlauer A.G. (chemical
industry) and Hutter & Schrantz
A.G. (steel construction); Member
of Advisory Board of Erste

Allgemeine Versicherungs
A.G./Assicurazione Generali
(insurance company); and member of
the Board of Directors of
Vereinigung Osterreichischer
Industrieller (industrial
associations)

*Reba W. Williams, Director, 58.        1991        1996         18,000
Director of ACMC; Director of                   (Class Three)
Special Projects, ACMC; art
historian and writer.  She was
formerly a financial writer and
consultant, Vice President and
security analyst, Mitchell
Hutchins, Inc. and an analyst for
McKinsey & Company, Inc.

***++Dr. Walter Wolfsberger,            1991       1995+++         -0-
Director, 64.  Vice Chairman of the              (Class Two)
Board, Siemens A.G. Austria
(electronics)

_____________________________

* "Interested person," as defined in the Investment Company Act of 1940, of the Fund because of affiliation with Alliance Capital, BAI Fund Adviser or GiroCredit Bank.
** For purposes of this Proxy Statement, ACMC refers to Alliance Capital Management Corporation, the sole general partner of Alliance Capital, and to the predecessor general partner of the same name.
***   Member of the Audit Committee.
+     If elected at this Meeting.
++    Member of the Nominating Committee.
+++ Term will expire as of the annual meeting of stockholders to be held in 1995 which relates to the fiscal year ending August 31, 1995.

    During the fiscal year ended August 31, 1994, the Board of Directors met four times. The Audit Committee met once during the fiscal year ended
August 31, 1994 for the purposes described below in Proposal Two. The Nominating Committee, constituted for the purpose of selecting and nominating persons to fill any vacancies on the Board of Directors, did not meet during the fiscal year ended August 31, 1994. The Nominating Committee does not currently consider candidates proposed by stockholders for election as Directors. H.R.H. Pilar de Borbon y Borbon, Princess of Badajoz and Dr. Josef Vlcek attended fewer than 75% of the meetings of the Fund's Board or Committees of the Board.

    The Fund does not pay any fees to, or reimburse expenses of, its Directors
who are considered "interested persons" of the Fund.   The aggregate
compensation for the fiscal year ended August 31, 1994, paid by the Fund to each of the Directors, and the aggregate compensation paid to each of the Directors for the most recently completed fiscal year by other funds to which Alliance Capital provides investment advisory services (collectively, the "Alliance Fund Complex"), is set forth below.

                                       Pension or       Estimated  Total
                                       Retirement       Annual     Compensation
                          Aggregate    Benefits Accrued Benefits   from Fund and
                          Compensation As Part of Fund  upon       Alliance Fund
Name of Director          from Fund    Expenses         Retirement Complex
- ----------------          ------------ ---------------- ---------- -------------
Dave H. Williams             $     0       $ -0-          $ -0-      $     0
John D. Carifa               $     0         -0-            -0-      $     0
H.R.H. Pilar de Borbon       $ 9,000         -0-            -0-      $19,500*
    y Borbon, Duchess of
    Badajoz
William H.M. de Gelsey       $10,500         -0-            -0-      $10,500
Inmaculada de Habsburgo-     $10,500         -0-            -0-      $21,000*
    Lorena
Dr. Hans Haumer              $     0         -0-            -0-      $     0
Dipl. Ing. Hellmut Longin    $10,500         -0-            -0-      $10,500
Dipl. Ing. Peter Mitterbauer $10,500         -0-            -0-      $10,500
Peter Nowak                  $     0         -0-            -0-      $     0
Mag. Reinhard Ortner         $10,500         -0-            -0-      $10,500
Dr. Josef Vlcek              $ 9,000         -0-            -0-      $ 9,000
Reba W. Williams             $     0         -0-            -0-      $     0
Dr. Walter Wolfsberger       $10,500         -0-            -0-      $10,500
____________________________

  * Each of Princess Borbon and Ms. Habsburgo-Lorena is a director of one other registered investment company in the Alliance Fund Complex.

    As of December 19, 1994, the Directors and officers of the Fund as a group owned less than 1% of the shares of the Fund. Since September 1, 1993, none of the Fund's Directors engaged in a purchase or sale of the securities of Alliance Capital, GiroCredit Research, BAI Fund Adviser or any of their respective parents or subsidiaries, in an amount exceeding 1% of the relevant class of outstanding securities.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE FOREGOING NOMINEES TO SERVE AS DIRECTORS OF THE FUND.

                                 PROPOSAL TWO

                         RATIFICATION OF SELECTION OF
                            INDEPENDENT ACCOUNTANTS

    The Board of Directors recommends that the stockholders of the Fund ratify the selection of Price Waterhouse LLP, independent accountants, to audit the accounts of the Fund for the fiscal year ending August 31, 1995. Their selection was approved by the vote, cast in person, of a majority of the Board of Directors, including a majority of the Directors who are not "interested persons" of the Fund, as defined in the Investment Company Act of 1940 (the "Act"), at a meeting held on September 30, 1994. Price Waterhouse LLP has audited the accounts of the Fund since the Fund's commencement of operations and does not have any direct financial interest or any material indirect financial interest in the Fund. A representative of Price Waterhouse LLP is expected to attend the Meeting and to have the opportunity to make a statement and to respond to appropriate questions from the stockholders. The Audit Committee of the Board of Directors generally meets twice a year with representatives of Price Waterhouse LLP to discuss the scope of their engagement and review the financial statements of the Fund and the results of their examination thereof.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS OF THE FUND.


                                PROPOSAL THREE

                  APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT
                             WITH BAI FUND ADVISER


BACKGROUND

    GiroCredit Research, an Austrian advisory firm with principal offices at Schubertring 5, A-1010, Vienna, Austria, has served as sub-adviser to the Fund with respect to the Fund's investments in Austrian securities since the inception of the Fund in 1989. GiroCredit Research was established as a wholly-owned subsidiary of GiroCredit Bank Aktiengesellschaft der Sparkassen, formerly known as Girozentrale und Bank der Osterreichischen Sparkassen Aktiengesellschaft, ("GiroCredit Bank") in June 1989 for the purpose of providing international portfolio management services to investors. The Managing Directors of GiroCredit Research are Messrs. Heinz Bednar and Roland Haas. Their address is Beethovenplatz 3, A-1010, Vienna, Austria. GiroCredit Bank was established in 1937 and until recently was owned by Anteilsverwaltung Zentralsparkasse ("AVZ"), the holding company of Bank Austria AG ("Bank Austria") and GiroCredit Bank, and a number of Austrian savings banks. GiroCredit Bank has undergone a restructuring pursuant to which AVZ has acquired beneficial ownership of approximately 56% of the outstanding shares of GiroCredit Bank. In connection with the change in the beneficial ownership of GiroCredit Bank, and therefore the indirect beneficial ownership of GiroCredit Research, GiroCredit Research became a wholly-owned subsidiary of BA-GC Investment Bank Austria AG, which is owned 38.8% by Bank Austria and 38.8% by GiroCredit Bank. BAI Fund Adviser is a wholly-owned subsidiary BA-GC Investment Bank Austria AG. It is the Fund's understanding that the assets and resources of GiroCredit Research will be contributed to BAI Fund Adviser.

    The GiroCredit Sub-Advisory Agreement, which is dated September 28, 1989, was initially approved by the stockholders at the adjourned Annual Meeting of Stockholders held on January 22, 1991 and its continuance was most recently approved by the Fund's Board of Directors, for the period ending December 31,

1994, at the Board's regular meeting on December 21, 1993. As required by the Act, the GiroCredit Sub-Advisory Agreement contained a provision for its automatic termination upon its "assignment." Under the Act an "assignment" includes any direct or indirect transfer of a controlling block of the assignor's outstanding voting securities by a security holder of the assignor that results in a change of actual control or management. Certain events that occurred as of April 29, 1994 in connection with the reorganization of GiroCredit Bank are deemed to have caused an assignment and corresponding termination of the GiroCredit Sub-Advisory Agreement as of such date. In February 1994, AVZ conducted a tender offer for shares of GiroCredit Bank. Certain shareholders of GiroCredit Bank that accepted the tender had been unable to transfer their shares to AVZ until the completion of the liquidation of a holding company. Prior to a general shareholders meeting of GiroCredit Bank on April 29, 1994, however, certain shareholders of GiroCredit Bank each granted a power of attorney to AVZ giving AVZ the unrestricted right to vote their shares of GiroCredit Bank at all shareholder meetings during 1994. Accordingly, at the April 29 shareholders meeting, AVZ was in a position to exercise voting power with respect to more than 50% of the outstanding shares of GiroCredit Bank with respect to the election of members of the supervisory board of GiroCredit Bank and on all other matters. The restructuring was completed in December 1994 and AVZ is now the beneficial owner of approximately 56% of the outstanding shares of GiroCredit Bank. The Fund believes that, under the Act and based on discussions with Austrian counsel to GiroCredit Bank and GiroCredit Research, once AVZ attained majority voting power, even though AVZ was not yet the legal owner of a majority of the outstanding shares of GiroCredit Bank, a change in control of GiroCredit Bank had occurred that resulted in a statutory assignment and the termination of the GiroCredit Sub-Advisory Agreement under the Act. The facts regarding the events that led to the termination of the GiroCredit Sub-Advisory Agreement were not available to the Fund until late November 1994.

    In order for the Fund to continue to receive sub-advisory services, it will be necessary for the Fund to enter into the New Sub-Advisory Agreement to become effective upon the date of approval of the New Sub-Advisory Agreement by the stockholders pursuant to its terms as required by the Act. Since the termination of the GiroCredit Sub-Advisory Agreement as of April 29, 1994, GiroCredit Research has continued to provide sub-advisory services to the Fund on an interim basis. GiroCredit Research has agreed to reimburse the Fund for $101,428 in compensation it received for services performed between April 29, 1994 and November 18, 1994. For sub-advisory services provided since
November 18, 1994 GiroCredit Research has received no compensation from the Fund. GiroCredit Research will not be able to receive retroactive payment for services rendered without obtaining exemptive relief from the staff of the Securities and Exchange Commission. At this time the Fund is unaware whether or not GiroCredit Research intends to seek such exemptive relief.

BAI FUND ADVISER AND BANK AUSTRIA

    BAI Fund Adviser was established on March 4, 1994 as a company with limited liability under Austrian law and has its principal office at Burgring 3, A-1010, Vienna, Austria. BAI Fund Adviser is a wholly-owned subsidiary of BA-GC Investment Bank Austria AG, which has its principal office at Burgring 3,

A-1010, Vienna, Austria and which specializes in research, trading activities, mergers and acquisitions, underwriting initial public offerings and asset management. BA-GC Investment Bank Austria AG is a publicly owned Austrian company, 38.8% of whose shares are held by Bank Austria AG, whose principal office is located at Am Huf 2, A-1010, Vienna, Austria, and 38.8% of whose shares are held by GiroCredit Bank, whose principal office is located at Schubertring 5, A-1010, Vienna, Austria. The remaining shares of BA-GC Investment Bank Austria AG are held by a number of institutional shareholders, each of which owns less than 10% of the outstanding shares. Bank Austria AG is a publicly owned Austrian company, 45.6% of whose shares are held by AVZ, whose principal office is located at Vordere Zollamtsstrafe 13, A-1030, Vienna, Austria and 19.61% of the capital stock and 22.55% of the voting rights of which are held by The Republic of Austria. Bank Austria was established as of October 7, 1991 as the result of the merger of Zentralsparkasse und Kommerzialbank Wien, AG and Osterreichische Landerbank AG and provides a full range of commercial, securities and investment banking services to customers in Austria and abroad. As of December 31, 1993, the total assets of Bank Austria were ATS 572,792 million* and total deposits were ATS 456,226 million on an unconsolidated basis, making it the largest bank in Austria, as ranked by assets. BAI Fund Adviser has a board of directors, that operate independent of influence from Bank Austria, and is autonomous in making its investment decisions and in rendering investment advice to its clients, but has access to the extensive research and other resources of Bank Austria. BAI Fund Adviser is an investment adviser registered under the Investment Advisers Act of 1940. The Managing Directors of BAI Fund Adviser are Dkfm. Dr. Karl Eugen Kaniak and
Dr. Friedrich Josef Schweiger, both of whose address is Burgring 3, 1010, Vienna, Austria.

    BAI Fund Adviser's personnel will not discuss their investment advice with personnel of BA-GC Investment Bank Austria AG or Bank Austria who are managing the investment portfolios of BA-GC Investment Bank Austria AG or Bank Austria. Bank Austria or its affiliates may have deposit, loan and other commercial banking relationships with issuers of securities purchased by the Fund. The Fund will not purchase securities in any primary public offering where, to the knowledge of BAI Fund Adviser, the proceeds will be used to retire indebtedness to Bank Austria or its affiliates. The Fund and Bank Austria or its affiliates will not act jointly to cause the Fund to make investments which are designed to benefit other commercial interests of Bank Austria or its affiliates. BAI Fund Adviser has advised the Fund that in rendering its investment advice, the investment personnel of BAI Fund Adviser will not obtain or use material inside information in the possession of Bank Austria or its other affiliates and that its personnel will not disclose to Bank Austria or its affiliates any material inside information in their possession.


____________________

* References to "ATS" are to Austrian Schilling. On December 31, 1993, the Austrian Schilling-U.S. Dollar exchange rate was ATS 12.197 per U.S. Dollar. On December 31, 1994, the Austrian Schilling-U.S. Dollar exchange rate was ATS 10.904 per U.S. Dollar.

BOARD APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT

    At a meeting held on December 9, 1994, the Board of Directors of the Fund, including a majority of the Directors of the Fund who are not "interested persons" within the meaning of the Act (the "Disinterested Directors"), concluded that entry into the New Sub-Advisory Agreement would be in the best interests of the Fund and its stockholders. The Board of Directors of the Fund approved the New Sub-Advisory Agreement and recommended it for approval by the stockholders of the Fund at the Meeting with the New Sub-Advisory Agreement to take effect upon the date of stockholder approval.

    The prior approval of the stockholders of the Fund is necessary in order for the New Sub-Advisory Agreement to become effective. This requires the affirmative vote of a majority of the outstanding voting securities (as defined below) of the Fund. If the New Sub-Advisory Agreement is not approved by the stockholders of the Fund, the Board of Directors of the Fund would consider what action to take, if any, to provide the Fund with sub-advisory services of the type previously provided by GiroCredit Research.

REASONS FOR RECOMMENDATION

    FOR THE REASONS STATED BELOW, THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE FOR THE APPROVAL OF THE NEW SUB-ADVISORY AGREEMENT.

    In determining to recommend that the Fund's stockholders approve the New Sub-Advisory Agreement, the Board of Directors took into account that, except for the dates of execution, effectiveness and termination, the pro-rating of fees paid for services provided for less than one month and the entity serving as sub-adviser there are no differences between the terms and conditions of the GiroCredit Sub-Advisory Agreement and the New Sub-Advisory Agreement, including the terms relating to the services to be provided thereunder by the sub-adviser and the fees and expenses payable by the Fund. The Board of Directors of the Fund also considered that the combined resources of GiroCredit Research and BAI Fund Adviser will provide the Fund with sub-advisory services of equal or higher quality than it had previously received for the same fee. The Board of Directors was informed that provisions of the Act prohibit purchases by the Fund of securities in offerings in which an investment adviser or any of its affiliates is an underwriter, and that the Fund might, therefore, be precluded from purchasing securities in offerings in which Bank Austria is an underwriter. The Board of Directors was further informed that the impact of this prohibition on the Fund, and the desirability of obtaining exemptive relief therefrom from the Securities and Exchange Commission, would be considered.

    In the course of their deliberations regarding the New Sub-Advisory Agreement, the Disinterested Directors consulted separately with their independent counsel.

    On the basis of its review of the information and factors discussed above, the Board of Directors of the Fund, including a majority of the Disinterested Directors, has concluded that it is in the best interests of the Fund and its stockholders to approve the New Sub-Advisory Agreement, thereby enabling the Fund to receive sub-advisory services from BAI Fund Adviser and, accordingly, continue to receive the benefit of sub-advisory services of the type previously provided by GiroCredit Research.

COMPARISON OF THE GIROCREDIT SUB-ADVISORY AGREEMENT AND THE
NEW SUB-ADVISORY AGREEMENT

    The only differences between the GiroCredit Sub-Advisory Agreement and the New Sub-Advisory Agreement (collectively, the "Agreements") are the dates of execution, effectiveness and termination, the pro-rating of fees paid for services provided for less than one month and the entity serving as sub-adviser. A copy of the New Sub-Advisory Agreement (which reflects these differences) is attached hereto as Exhibit A. If the New Sub-Advisory Agreement is approved by the Fund's stockholders, it will be dated and will take effect upon stockholder approval. The New Sub-Advisory Agreement, if approved at the Meeting by a vote of a majority of the outstanding voting securities of the Fund, will continue in effect until December 31, 1995 and thereafter for successive twelve-month periods if approved at least annually (i) by the Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of the majority of the Disinterested Directors, cast in person at a meeting called for the purpose of voting on such approval.

    The Agreements provide that they will remain in effect for successive twelve-month periods (computed from each January 1), provided that such continuance is specifically approved at least annually (a) by the Fund's Board of Directors or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Fund and, in either case, (b) by vote of a majority of the Directors who are not "interested persons" of the Fund, the sub-adviser or Alliance Capital, within the meaning of the Act, cast in person at a meeting called for the purpose of voting on such approval.

    Under the Agreements, the sub-adviser, subject to the supervision of Alliance Capital, provides investment advice and research to the Fund and Alliance Capital with respect to investments in Austrian securities on a continuing basis. The sub-adviser does not have any investment discretion. The sub-adviser renders its services on its own initiative and in response to the inquiries and requests of Alliance Capital. Representatives of the sub-adviser report directly to representatives of Alliance Capital on both a formal and informal basis. For its services under the Agreements, the Fund pays the sub-adviser a fee, calculated and paid monthly, at an annualized rate of .20 of 1% of the Fund's average weekly net assets. The fees payable by the Fund to the sub-adviser are based on all of the Fund's assets, not just those invested in Austrian securities. The sub-adviser will bear all of its expenses in connection with the performance of its services under the Agreements. For the fiscal year ended August 31, 1994, the fees paid under the GiroCredit Sub-Advisory Agreement amounted to $171,424 of which $57,614 will be reimbursed to reflect the fact that GiroCredit Research has provided sub-advisory services without compensation since the termination of the GiroCredit Sub-Advisory Agreement.

    The Agreements are terminable at any time, without penalty, on 60 days' written notice to the sub-adviser, or by vote of a majority of the Fund's outstanding voting securities, or by vote of a majority of the Fund's Board of Directors or by Alliance Capital, or by the sub-adviser, on 60 days' written notice to Alliance Capital and the Fund, and will automatically terminate in the event of its assignment. The Agreements provide that in the absence of willful misfeasance, bad faith or gross negligence on the part of the sub-adviser, or of reckless disregard of its obligations and duties thereunder, the sub-adviser shall not be liable for any action or failure to act in accordance with its duties thereunder.

    Subject to best execution the Fund has placed or may place orders for portfolio transactions with banks and brokers that supply research, market and statistical information ("research" as defined in Section 28(e) of the Securities Exchange Act of 1934) to the Fund and GiroCredit Research or BAI Fund Adviser. The research has been or may be used by GiroCredit Research or BAI Fund Adviser in advising other clients, and the Fund's negotiated commissions to brokers and banks supplying research may not represent the lowest obtainable commission rates. During the fiscal year ended August 31, 1994, the Fund paid brokerage commissions to GiroCredit Bank amounting to $5,459 which represented 8.6% of the Fund's aggregate brokerage commission for such period.

                        PRINCIPAL OFFICERS OF THE FUND
                         AND CERTAIN OTHER INFORMATION

    The principal officers of the Fund and their principal occupations during the past five years are set forth below. Each of the officers listed below serves as an officer of one or more of the other registered investment companies sponsored by Alliance Capital.

    Dave H. Williams, Chairman, (see Proposal One, "Election of the Directors," at page 3 for biographical information).

    Norman S. Bergel, 44, Vice President, Vice President of ACMC and a Director and Vice President of Alliance Capital Limited ("ACL").

    Nicholas Crossland, 23, Vice President, an Assistant Vice President of ACL with which he has been associated since 1991. Previously, he was a Trading Assistant with Brewin Dolphin.

    Mark H. Breedon, 42, Vice President, Vice President of ACMC and a Director and Senior Vice President of ACL.

    Mark D. Gersten, 44, Treasurer and Chief Financial Officer, a Senior Vice President of Alliance Fund Services, Inc. ("AFS").

    Edmund P. Bergan, Jr., 44, Secretary, Senior Vice President and General Counsel of Alliance Fund Distributors, Inc. and AFS; Vice President and Assistant General Counsel of ACMC.

    Section 30(f) of the Act and the rules under Section 16 of the Securities Exchange Act of 1934, as amended, require that the Directors and officers of the Fund and the Directors of ACMC and the managing directors of GiroCredit, among others, file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of shares of the Fund. During 1994, required reports were not filed on a timely basis on behalf of Ms. Madelon Devoe Talley and Messrs. Brian S. O'Neil and Jerry M. de St. Paer, each a Director of ACMC. The report, in each case, related to Form 3.


                   DEFINITION OF "VOTE OF A MAJORITY OF THE
                  OUTSTANDING VOTING SECURITIES" OF THE FUND

    The "vote of a majority of the outstanding voting securities" of the Fund, as defined in Section 2(a)(42) of the Act, means the vote (i) of 67% or more of the voting securities of the Fund present or represented at any meeting, if the holders of more than 50% of the outstanding voting securities of the Fund are present or represented by proxy, or (ii) of more than 50% of the outstanding voting securities of the Fund, whichever is less. The only voting securities of the Fund are its outstanding shares of common stock.

                     SUBMISSION OF PROPOSALS FOR THE NEXT
                        ANNUAL MEETING OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the next annual meeting of stockholders of the Fund must be received by the Fund by October 6, 1995 for inclusion in the Fund's proxy statement and form of proxy relating to that meeting. The submission by a stockholder of a proposal for inclusion in the proxy statement does not guarantee that it will be included. Stockholder proposals are subject to certain regulations under federal securities laws.

                                 OTHER MATTERS

    Management of the Fund does not know of any matters to be presented at the Meeting other than those mentioned in this Proxy Statement. If any other matters properly come before the Meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                            REPORTS TO STOCKHOLDERS

    The Fund will furnish each person to whom the proxy statement is delivered with a copy of the Fund's latest annual report to stockholders upon request and without charge. To request a copy, please call Alliance Fund Services at (800)

227-4618 or contact Ms. Nancy Davis at Alliance Capital Management L.P., 1345 Avenue of the Americas, New York, New York 10105.

                                       By order of the Board of Directors,

                                       Edmund P. Bergan, Jr.
                                       Secretary

February 3, 1995
New York, New York











































                                      17
00250000.AT3

                                                                       EXHIBIT A

                            SUB-ADVISORY AGREEMENT

         AGREEMENT made as of the     day of March, 1995, by and between The
Austria Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, and BAI Fondsberatung Ges. m.b.H., a corporation organized under the laws of the Republic of Austria (the "Sub-Adviser").

                                  WITNESSETH:

         WHEREAS, the Fund has entered into an Investment Management and Administration Agreement (the "Management Agreement") with Alliance Capital Management L.P. (the "Investment Adviser"), a Delaware limited partnership, pursuant to which the Fund has engaged the Investment Adviser to manage the investment and reinvestment of its assets; and

         WHEREAS, as permitted under the Management Agreement, the Investment Adviser desires to utilize the services of the Sub-Adviser as sub-adviser with respect to certain portfolio assets as defined in the Management Agreement; and

         WHEREAS, the Sub-Adviser is willing to perform such services on the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

         1. The Sub-Adviser agrees to furnish to the Fund and the Investment Adviser information, investment recommendations, advice and assistance with respect to the Fund's investment in Austrian securities and shall furnish the Fund and the Investment Adviser with such data, analysis and other information regarding particular Austrian securities and issuers and such information on Austrian economic conditions, statistics and forecasts as the Fund or the Investment Adviser shall reasonably require from time to time. The Sub-Adviser's activities under this Agreement will at all times be subject to the supervision of the Investment Adviser. The Investment Adviser will from time to time instruct the Sub-Adviser to render investment advice with respect to all or some of the Fund's assets.

         2. In consideration of the services to be performed by the Sub-Adviser hereunder, the Fund shall pay the Sub-Adviser a fee, calculated and paid monthly, at an annualized rate of .20% of the Fund's average weekly net assets. For purposes of the calculation of such fee, average weekly net assets shall be determined on the basis of the average net assets of the Fund for each weekly period (ending on Friday) ending during the month. The net assets for each weekly period are determined by averaging the net assets on the Friday of such weekly period with the net assets on the Friday of the immediately preceding weekly period. When a Friday is not a business day for the Fund, then the calculation will be based on the Fund's net assets on the business day immediately preceding such Friday. Such fee shall be payable in arrears on the last day of each calendar month for services performed hereunder during such month. For purposes of this Agreement, a business day shall be a day on which stock exchanges in the United States are open for business. If this Agreement becomes effective after the beginning of a month, or this Agreement terminates prior to the end of a month, such fee shall be pro-rated according to the proportion which such portion of the month bears to the full month.

         3. The Sub-Adviser will bear all of its expenses in connection with the performance of its services hereunder and will from time to time at its sole expense employ or associate with itself such persons as it believes to be particularly fitted to assist it in the execution of its duties. The Investment Adviser will be responsible for all expenses which it has agreed to bear pursuant to the Management Agreement.

         4. The Sub-Adviser is, and at all times during the term of this Agreement shall be, duly registered as an investment adviser under the Investment Advisers Act of 1940 (the "Advisers Act") and not prohibited by the Advisers Act or the Investment Company Act of 1940, as amended (the "Investment Company Act") or the rules and regulations under such Acts, from acting as Sub-Adviser for the Fund as contemplated by the Fund's Prospectus and this Agreement. The Sub-Adviser agrees that it will be in full compliance with any provisions of the Investment Company Act and the Advisers Act, applicable to it and its directors, officers or employees, and to interested persons with respect to it.

         5. The Sub-Adviser's services to the Fund and the Investment Adviser are not to be deemed exclusive, and the Sub-Adviser is free to render similar services to others.

         6. Nothing herein shall be construed as constituting the Sub-Adviser an agent of the Investment Adviser or of the Fund or requiring the Sub-Adviser to take or refrain from taking any action that would cause the Sub-Adviser to be in violation of the laws of the Republic of Austria or any other law applicable to the Sub-Adviser in connection with its duties hereunder.

         7. The Sub-Adviser shall be entitled to rely on information reasonably believed by it to be accurate and reliable. The Fund and the Investment Adviser agree that, except as may otherwise be provided by the Investment Company Act, neither the Sub-Adviser nor its officers, directors, employees or agents shall be subject to any liability for any mistake of judgment or in any event whatsoever, except for lack of good faith, provided that nothing herein shall be deemed to protect, or purport to protect, the Sub-Adviser against any liability to the Fund or the Investment Adviser to which it would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder, or by reason of its reckless disregard of its obligations and duties hereunder.

         8. This Agreement shall become effective on the date it is approved by the majority vote of holders of the Fund's outstanding securities (as defined in the Investment Company Act), and shall continue in effect until December 31, 1995 and thereafter for successive twelve month periods (computed from each

January 1) provided that such continuance is specifically approved at least annually by the affirmative vote of (i) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, the Sub-Adviser or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such approval and (ii) the Fund's Board of Directors or the holders of a majority of the outstanding voting securities of the Fund. This Agreement may nevertheless be terminated at any time, without penalty, by the Investment Adviser or by the Fund's Board of Directors or by vote of holders of a majority of the outstanding voting securities of the Fund, upon sixty (60) days written notice delivered or sent by registered mail, postage prepaid, to the Sub-Adviser, at its latest known address or at any other address of which the Sub-Adviser shall have notified the Fund or the Investment Adviser in writing, or by the Sub-Adviser upon sixty (60) days written notice to the Investment Adviser and to the Fund. Any such notice shall be deemed given when received by the addressee.

         9. This Agreement may not be transferred, assigned, sold or in any manner hypothecated or pledged by either party hereto, and this Agreement shall terminate automatically in the event of its assignment. It may be amended by mutual agreement, but only after authorization of such amendment by the affirmative vote of (i) the holders of a majority of the outstanding voting securities of the Fund and (ii) a majority of the members of the Fund's Board of Directors who are not interested persons of the Fund, the Sub-Adviser or the Investment Adviser, cast in person at a meeting called for the purpose of voting on such amendment.

         10. This Agreement shall be construed in accordance with the laws of the State of New York, provided, however, that nothing herein shall be construed as being inconsistent with the Investment Company Act. As used herein the terms "interested person", "assignment", and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the Investment Company Act.

         IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

                                       THE AUSTRIA FUND, INC.


                                       By_________________________
                                         Name:
                                         Title:


                                       BAI Fondsberatung Ges. m.b.H.


                                       By________________________
                                         Name:
                                         Title:

Agreed to and accepted as
of the date first set forth
above.


ALLIANCE CAPITAL MANAGEMENT L.P.

By ALLIANCE CAPITAL MANAGEMENT
    CORPORATION, its
    General Partner



   By____________________________
     Name:
     Title:

TABLE OF CONTENTS                    Page

Introduction..........................  1
Proposal One:  Election of Directors..  2
Proposal Two:  Ratification of
   Selection of Independent
   Accountants........................  8
Proposal Three:  Approval of The New
   Sub-Advisory Agreement With BAI
   Fund Adviser.......................  8
Principal Officers of the Fund and
   Certain Other Information.......... 13
Definition of "Vote of A Majority Of
   The Outstanding Voting Securities"
   of the Fund........................ 13
Submission of Proposals for the Next
   Annual Meeting of Stockholders..... 14
Other Matters......................... 14
Reports to Stockholders............... 14
Exhibit A (Sub-Advisory Agreement)....A-1






__________________________________


      The Austria Fund, Inc.

               LOGO
 Alliance Capital Management L.P.

__________________________________

         NOTICE OF ANNUAL
         MEETING OF
         STOCKHOLDERS AND
         PROXY STATEMENT
         March 8, 1995

                            APPENDIX

PROXY                                                       PROXY


                     THE AUSTRIA FUND, INC.

              Instructions to the Stockholders of
          The Austria Fund, Inc. in connection with the Annual Meeting of Stockholders to be held on March 8, 1995.


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE AUSTRIA FUND, INC.

The undersigned hereby instructs George O. Martinez and Carol H. Rappa to vote all shares of the Common Stock of The Austria Fund, Inc. (the "Corporation") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at 11:00 a.m. Eastern Standard Time on March 8, 1995 at the offices of the Corporation, 1345 Avenue of the Americas, 33rd Floor, New York, New York, 10105, and at all adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Meeting and accompanying Proxy Statement and hereby instructs said promise to vote said shares as indicated hereon.

This proxy, if properly executed, will be voted in the manner directed by the undersigned, if no direction is made, this proxy will be voted FOR election of the nominees as Directors and FOR any proposal for which no choice is indicated.

             PLEASE VOTE AND SIGN ON OTHER SIDE AND
              RETURN PROMPTLY IN ENCLOSED ENVELOPE

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

Has your address changes?         Do you have any comments?

_____________________________     ___________________________

_____________________________     ____________________________


       PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE
             AND RETURN IT IN THE ENCLOSED ENVELOPE

     PLEASE MARK
/X/  VOTES AS IN
     THIS EXAMPLE

                                       With-     For All
                               For     held      Except
1.   Election of Directors    /   /    /   /      /   /

Class One Directors (term expires in 1997)

Mr. William H.M. de Gelsey, Dipl. Ing. Hellmut Longin, Mr. Peter
Nowak and Dr. Josef Vlcek

If you do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominees.

2. Ratification of the selection of Price Waterhouse LLP as the independent accountants for the Corporation for the fiscal year ending August 31, 1995.

                                       With-
                               For     held      Abstain
                              /   /    /   /      /   /

3. Approval of the proposed Sub-Advisory Agreement between the Corporation and BAI Fondsberatung Ges. m.b.H.

                                       With-
                               For     held      Abstain
                              /   /    /   /      /   /

4. In their decision on all the other business that may properly come before the Annual Meeting and any adjournments thereof.

REGISTRATION

Please be sure to sign and date this proxy.       Date


Shareholder sign here                      Co-owner sign here


Mark box at right if comments or address
change have been name of the reverse side                   /   /
side of this case.


RECORD DATE SHARES